EXHIBIT 10.3

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the “Agreement”) is made as of June 28, 2013, by and between UROLOGIX, INC., a Minnesota corporation (the “Debtor”), and MEDTRONIC, INC., a Minnesota corporation (the “Lender”).

BACKGROUND

          A. The Lender is making certain financial accommodations pursuant to that certain Promissory Note (the “Note”) dated as of the date hereof made by the Debtor in favor of the Lender in the original principal amount of $5,332,537.72 and is entering into certain restructuring arrangements with the Debtor provided in that certain Restructuring Agreement dated as of the date hereof between the Lender and the Debtor (the “Restructuring Agreement”).

          B. It is a condition precedent to the Lender making the financial accommodations evidenced by the Note available to the Debtor that the Debtor execute and deliver this Agreement.

          C. The Debtor wishes to grant security interests in favor of the Lender as herein provided.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

          1. Definitions. As used in this Agreement, the capitalized terms set forth in this Section 1 have the meanings indicated in this Section 1. Further, all terms defined in the UCC and used in this Agreement have the same definitions in this Agreement as specified in the UCC.

1.1 “Account Debtor” means “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

          1.2 “Accounts” means any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Debtor.

          1.3 “Copyrights” means any and all copyright rights, copyright applications, copyright registrations, and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

          1.4 “Debtor’s Books” means all Debtor’s books and records including ledgers, federal and state tax returns, records regarding Debtor’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any Equipment containing such information.

1.5 “Equipment” means all “equipment” as defined in the UCC with such additions to such terms as may hereafter be made and includes, without limitation, all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

          1.6 “General Intangibles” means all “general intangibles” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made and includes, without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance, and rights to payment of any kind.

1.7 “Intellectual Property” means all of Debtor’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks, and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to a Debtor;

          (e) any and all claims for damages by way of past, present, and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals, and extensions of any of the Copyrights, Trademarks, or Patents.

          1.8 “Inventory” means all “inventory” as defined in the UCC in effect on the date hereof with such additions to such terms as may hereafter be made and includes, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process, and finished products, including, without limitation, such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

          1.9 “Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, levy, pledge, security interest, claim, encumbrance of any kind, or restriction of any nature, whether voluntarily incurred or arising by operation of law or otherwise against any property.

1.10 “Obligations” means all of the obligations of the Debtor to pay when due any principal, interest, expenses, fees, or other amounts due and owing to the Lender under the Note.

          1.11 “Patents” means all patents, patent applications, and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same.

1.12 “Permitted Liens” shall have the meaning set forth in Section 6(h) of the Restructuring Agreement.

          1.13 “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

1.14 “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Minnesota.

          2. Grant of Security Interest. The Debtor grants to the Lender, to secure the prompt payment and performance in full of all of the Obligations, a security interest in the following properties, assets, and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”):

All personal and fixture property of every kind and nature including all of Debtor’s right, title and interest in and to the following: all goods, Accounts (including health-care-insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, financial assets, whether now owned or hereafter acquired, wherever located.

All of Debtor’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds to any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include the Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) in an action to enforce this Agreement would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of June 28, 2013, include the Intellectual Property to the extent necessary to permit perfection of the Lender’s security interest in such Accounts and such other property of Borrower that are proceeds to Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with the Lender, Debtor has agreed not to encumber any of its Intellectual Property without the Lender’s prior written consent. All other terms provided above, unless otherwise indicated, shall have the meaning provided by the UCC to the extent such terms are defined in the UCC.

          3. Authorization to File Financing Statements. The Debtor irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction financing statements and amendments thereto that indicate the Collateral (a) as all assets of the Debtor (except for the Intellectual Property as set forth in Section 2 above) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (b) as being of an equal or lesser scope or with greater detail, in the Lender’s discretion. The Debtor agrees to furnish any such information to the Lender promptly upon request. The Debtor also ratifies its authorization for the Lender to have filed in any jurisdiction any similar initial financing statements or amendments thereto if filed prior to the date hereof.

          4. Other Actions. To further ensure the attachment, perfection, and priority of, and the ability of the Lender to enforce, the Lender’s security interest in the Collateral, the Debtor agrees, at the Debtor’s own expense, to take any action reasonably requested by the Lender to ensure the attachment, perfection, and priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral.

          5. Intercreditor Agreement. This Agreement and the Lender’s rights and remedies hereunder are subject to the terms of that certain Intercreditor Agreement, dated as of June 28, 2013, between Silicon Valley Bank (the “Senior Lender”) and the Lender.

          6. Representations and Warranties. The Debtor hereby represents and warrants to the Lender that:

          6.1 Incorporation; Authorization. The Debtor is a duly incorporated and validly existing corporation and in good standing under the laws of the State of Minnesota and has all requisite corporate power and corporate authority for the ownership and operations of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The execution, delivery, and performance by the Debtor of this Agreement (as amended, modified, or supplemented, from time to time) has been duly authorized by all necessary action and do not and will not (i) require any additional consent or approval of the shareholders or partners of any entity, or the consent of any governmental entity or others, violate any provision of any charter, bylaws, law, governmental regulation, court decree, indenture, contract, agreement, or instrument to which the Debtor is a party or by which the Debtor is bound, except for those violations of law or agreements and instruments that, individually or in the aggregate, do not have, or are not reasonably expected to have, a Material Adverse

Effect (as such term is defined in Section 6(a) of the Restructuring Agreement) or adversely affect the consummation of the transactions contemplated hereby, or result in the imposition or creation of any Lien or encumbrance upon or with respect to any material assets or properties owned by the Debtor (except for the security interests created under this Agreement and Permitted Liens). This Agreement is a legal, valid, and binding obligation of the Debtor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          6.2 Title to Collateral. The Debtor is the sole owner of each item of the Collateral. The Debtor has good and marketable title to all of the Collateral and none of the Collateral is subject to any Liens, except for the security interests created under this Agreement and Permitted Liens.

          6.3 No Financing Statements. No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except for Permitted Liens or such other liens as may have been filed in favor of the Lender pursuant to this Agreement.

          6.4 Validity of Security Interest. This Agreement is effective to create a valid and continuing security interest on and, upon the filing of the appropriate financing statements or mortgages, a perfected security interest in favor of the Lender on the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC.

          6.5 Locations of Business. The Debtor’s chief executive office, principal place of business, corporate offices, and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth in Schedule 7.4.

          6.6 Validity of Receivables and Contracts. All Accounts and contracts are bona fide existing obligations created by or relating to the sale and actual delivery of goods or the rendition of services to clients and customers in the ordinary course of business and are not evidenced by a judgment, instrument, or chattel paper. There are no setoffs, claims, or disputes existing or asserted with respect thereto and the Debtor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by the Debtor in the ordinary course of its business for prompt payment, (i) to the knowledge of the Debtor, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Debtor’s books and records and any invoices, statements and collateral reports delivered to the Lender with respect thereto, (ii) the Debtor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition, and (iii) the Debtor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts, (x) other than amounts that are inaccurately denoted due to clerical errors in the accounting and administration of the Accounts, the amounts shown on such records and all invoices, statements and other documents or reports regarding Collateral which may be delivered to the Lender with respect thereto are actually and absolutely owing to the Debtor as indicated thereon and are not in any way contingent, except for non-material contingencies, and (y) to the Debtor’s knowledge, all Account Debtors have the capacity to contract.

7. Covenants.

          7.1 Debtor’s Legal Status. The Debtor covenants that (i) without providing at least 30 days prior written notice to the Lender, the Debtor will not change its name, places of business, chief executive office, mailing address, or incorporation identification number, (ii) if the Debtor does not have an incorporation identification number and later obtains one, the Debtor will promptly notify the Lender of such incorporation identification number, and (iii) the Debtor will not change its status as a corporation, jurisdiction of incorporation, or other legal structure.

          7.2 Covenants Concerning Collateral. The Debtor covenants that (i) except for the security interest herein granted and the Permitted Liens, the Debtor will be the owner of the Collateral free from any Lien, and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interests therein adverse to the Lender, (ii) the Debtor will not pledge, mortgage or create, or suffer to exist a Lien on the Collateral in favor of any person, except for the Permitted Liens, (iii) the Debtor will keep the Collateral in good order and repair (ordinary wear and tear excepted) and will not use the Collateral in violation of law or any policy of insurance thereon, (iv) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (v) the Debtor will operate its business in compliance with all applicable provisions of federal, state and local statutes and ordinances, and (vi) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of inventory in the ordinary course of business or sales of obsolete or worn out equipment.

          7.3 Disposition or Encumbrance of Collateral. Other than Permitted Liens or Liens granted to a new lender (the “New Lender”) that provides refinancing of the indebtedness currently existing in favor of the Senior Lender with substantially the same terms in all material respects up to the capped amount set forth in Section 2 of the Subordination Agreement between Holder and Silicon Valley Bank, dated June 28, 2013 (the “Capped Amount”), and dispositions of worn-out or obsolete Equipment, the Debtor will not encumber, sell, or otherwise transfer or dispose of any material Collateral, individually or in the aggregate, other than in the ordinary course of business without the prior written consent of the Lender. In addition to the foregoing, other than Permitted Liens and Lien in favor of New Lender, the Debtor shall keep free from all Liens and shall not encumber, sell, or otherwise transfer or dispose of any Copyright, Copyright license, Patent, Patent license, Trademark, Trademark license (other than granting non-exclusive licenses in connection with a joint venture or similar transaction in the ordinary course of business), or any other Intellectual Property without the prior written consent of the Lender. Debtor shall remove any such Lien or encumbrance on the Intellectual Property if it should arise.

          7.4 Maintenance of Equipment and Inventory; Location. The Debtor will maintain the Equipment and Inventory or cause the Equipment and Inventory to be maintained in good condition and repair in all respects, reasonable wear and tear excepted. The security interest of the Lender attaches to all of the Collateral wherever located and the Debtor’s failure to inform the Lender of the location of any item or items of collateral shall not impair the Lender’s security interest therein.

          7.5 Protection of Collateral. The Debtor will defend the right, title, and interest of the Lender in and to any of the Debtor’s rights under the Collateral against the claims and demands of all persons whomsoever other than with respect to Permitted Liens. All expenses of protecting, storing, warehousing, insuring, handling, and shipping the Collateral, all costs of keeping the Collateral free of any Liens prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Debtor. In the event that the Debtor fails to promptly pay such expenses when due, the Lender may, at its option, but shall not be required to, pay such expenses, whereupon the Lender shall be entitled to reimbursement thereof, and such expenses shall become part of the Obligations.

          7.6 Compliance with Law. The Debtor will not use the Collateral, or permit the Collateral to be used, for any unlawful purpose or in violation in any material respects of any applicable federal, state, or municipal law.

          7.7 Notice of Default. Immediately upon becoming aware of the existence of any Event of Default or the existence of circumstances which, through the passage of time, is likely to become an Event of Default, the Debtor will give written notice to the Lender that such circumstances or such Event of Default exists, stating the nature thereof, the period of existence thereof, and what action the Debtor proposes to take with respect thereto.

          7.8 Additional Documentation. The Debtor will execute, from time to time, such assignments and other documents covering the Collateral and relating to the Obligations, including proceeds, as the Lender may reasonably request in order to create, evidence, perfect, maintain, or continue its security interest in the Collateral as a first priority interest as to all other interests (including additional Collateral acquired by the Debtor after the date hereof) other than Permitted Liens, and the Debtor will pay the cost of filing the same or reimburse the Lender for filing costs in all public offices in which the Lender may reasonably deem filing to be appropriate as well as the costs of any Lien searches which the Lender may reasonably request. Upon the occurrence and during the continuance of an Event of Default, the Debtor shall provide the Lender with originals of all documentary evidence, including, but not limited to, negotiable warehouse receipts and negotiable bills of lading, as applicable, reflecting the Debtor’s ownership of or interest in any of the Collateral sufficient to secure and perfect the Lender’s security interest therein, and the acknowledgment and agreement of any person holding Inventory or other assets of the Debtor of the Lender’s security interest in such assets. In addition, upon the occurrence and during the continuance of an Event of Default, to the extent any Collateral is located in premises leased by the Debtor, upon the reasonable request of Lender, Debtor shall use commercially reasonable efforts to cause such landlord to execute and deliver to Lender a commercially reasonable landlord’s agreement whereby any such landlord agrees to allow Lender access to the leased premises, without charge, to inspect or to remove the Collateral, and to enforce its Liens and remedies with respect to the Collateral, during the term of the lease and for a period of up to sixty (60) days thereafter if Debtor is no longer in possession of the leased premises.

7.9 Notices. As soon as possible, but in no event later than five (5) business days after obtaining knowledge thereof, the Debtor shall give written notice to the Lender of:

          (a) Any legal actions pending or threatened against Debtor or any of its subsidiaries that could result in damages or costs to Debtor or its subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000) or more.

          (b) The commencement of any material arbitration or material governmental proceeding or investigation which has been instituted or is threatened against the Debtor or its property that would, or would reasonably be likely to, have a material adverse effect on Borrower’s ability to pay or perform Borrower’s obligations under the Note.

          (c) Any Event of Default or other material default under this Agreement, the Restructuring Agreement, the Note, or any of the Transaction Documents (as defined in the Restructuring Agreement); provided, however, that such notice shall in no event be construed as delaying the occurrence of any Event of Default or changing the rights and remedies of the Lender with respect thereto.

          7.10 Prompt Performance. The Debtor shall promptly perform in all material respects each and every term and condition of this Agreement and of each document delivered in connection herewith, time being of the essence.

          7.11 Maintenance of Records. The Debtor shall keep and maintain, at the locations listed on Schedule 7.4 hereto or such other location as Debtor shall have notified Lender in writing, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

The Debtor shall mark its general ledger books pertaining to the Collateral to evidence this Agreement and the security interests granted hereby.

          7.12 Delivery of Certificated Securities. To the extent permitted by the Intercreditor Agreement, all Collateral comprised of certificated securities shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

          7.13 Dividends on Securities. In the event that any dividend or distribution is to be paid on any security that constitutes Collateral when no Event of Default has occurred and is continuing or would result therefrom, such dividend or distribution may be paid directly to the Debtor. If any such Event of Default has occurred and is continuing, then any such dividend or distribution shall be paid directly to the Lender to be held as Collateral.

          8. Collateral Protection Expenses; Preservation of Collateral.

          8.1 Expenses Incurred by Lender. If, at any time, the Debtor fails to discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto, and pay any necessary filing fees or insurance premiums, in each case as and to the extent the Debtor is otherwise required to so discharge, make or pay in accordance with the Restructuring Agreement or any Ancillary Document, the Lender may provide the Debtor with written notice of a reasonable request to so discharge such taxes or encumbrances, make such repairs or pay such fees or insurance premiums. To the extent the Debtor fails, within five (5) business days of such notice, to do any of the foregoing, the Lender may, in its sole discretion, discharge such taxes or encumbrances, make such repairs, or pay such fees or insurance premiums. The Debtor agrees to reimburse the Lender on demand for any and all expenditures so made. The Lender will have no obligation to the Debtor to make any such expenditures, nor will the making thereof relieve the Debtor of any default.

          8.2 Lender’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor will remain liable under each contract or agreement included within the Collateral to be observed or performed by the Debtor thereunder. The Lender will not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor will the Lender be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement. The Lender will not have any obligation to present or file any claim or to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender’s sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under

Section 9-207 of the UCC or otherwise, will be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

         9. Power of Attorney. Upon an Event of Default, the Debtor irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Lender’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to sign its name on any invoice, billing memorandum, bill of lading, or warehouse receipt relating to any Collateral, on drafts against clients or customers, on schedules and confirmatory assignments of Accounts or other Collateral, on notices of assignment, on financing statements and other public records, on verification of Accounts, and on notices to clients and customers, to notify the post office to change the address for delivery of the Debtor’s mail to the address designated by the Lender to receive and open all mail addressed to Debtor, to send requests for verification of Accounts or other Collateral to customers, to file financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate, to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature, and to do all things necessary to carry out the intent of this Agreement. This power of attorney is a power coupled with an interest and is irrevocable. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and do not impose any duty upon it to exercise any such powers. The Debtor hereby ratifies and approves all acts of the attorney taken within the scope of the authority granted hereunder. Neither the Lender nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law.

          10. Event of Default. The term “Event of Default” as used herein shall have the meanings ascribed to such term in Section 4 of the Note.

          11. Remedies.

          11.1 If an Event of Default occurs and is continuing, the Lender may, without demand of performance or other demand, advertisement, or notice of any kind (except as specified below of time and place of public or private sale) upon the Debtor, declare this Agreement to be in default, and the Lender will thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or the Uniform Commercial Code of any jurisdiction in which the Collateral is located, including, without limitation, the right to take possession of the Collateral through self-help, without judicial process, without first obtaining a final judgment or giving the Debtor or any third party notice and opportunity for a hearing on the Lender’s claim or action, and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption, which equity of redemption the Debtor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Lender shall have the right to conduct such sales on the Debtor’s premises or elsewhere and shall have the right to use such premises without charge for such time or times as the Lender deems necessary or advisable. The Debtor hereby agrees that ten (10) business days prior written notice by the Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Lender may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdictions of the Debtor’s principal office or at such other locations as the Lender may reasonably designate. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender’s rights hereunder, including, without limitation, the right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

          11.2 Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender shall have no obligation to the Debtor to maintain or preserve the rights of the Debtor as against third parties with respect to Collateral while Collateral is in the possession of the Lender.

          11.3 The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies with respect to such appointment without prior notice or hearing as to such appointment.

          12. Marshaling. The Lender will not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment will be cumulative and in addition to all other rights, however existing or arising.

          13. Proceeds of Dispositions; Expenses. The Debtor will pay to the Lender on demand any and all expenses, including reasonable fees of outside counsel and disbursements, a one-page summary of which will be provided to Debtor, incurred or paid by the Lender in protecting, preserving or enforcing the Lender’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of such expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral will, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess will be returned to the Debtor, and the Debtor will remain liable for any deficiency in the payment of the Obligations.

          14. Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder will be a debt secured by the Collateral and will bear, whether before or after judgment, interest at the rate of interest set forth in the Note.

          15. Waiver; Additional Rights and Remedies.

          15.1 To the maximum extent permitted by applicable law, the Debtor hereby waives all claims, damages, and demands against the Lender arising out of the repossession, retention, or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction.

          15.2 The Debtor shall, and shall cause its officers, personnel, and agents to, cooperate fully with the Lender and provide the Lender with all information, support, and assistance requested by the Lender to facilitate the foregoing, including full and complete access to Debtor’s properties, books, and records.

          15.3 The Lender or its designee may exercise any and all other rights and remedies available to it by law, in equity, or by agreement, including rights and remedies under the UCC or any other applicable law, or under the Restructuring Agreement or any other agreements in existence between the parties.

          16. Acceleration of Obligations. Upon the occurrence of any of the Events of Default, in addition to the aforementioned remedies, the Lender may declare any and all secured Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice, demand, presentment, or protest, all of which are expressly waived by the Debtor.

          17. Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

          18. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

          19. Amendments; Consents; Waivers. The Lender may by written agreement with the Debtor amend this Agreement. No waiver of any term or condition of this Agreement, in any one or more instances, will constitute a waiver of the same term or condition of this Agreement on any future occasion.

          20. Severability of Invalid Provision. If any one or more covenant or agreement provided in this Agreement is contrary to law, then such covenant or agreement will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

          21. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including one or more future holders of the Note; provided, however, that neither party shall assign any of its obligations or rights hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Lender may assign or transfer this Agreement to an affiliate of Lender, provided that such affiliate is not a competitor of Debtor and Medtronic, Inc. remains such affiliate’s agent with respect to the obligations under this Agreement.

          22. Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

          23. Cumulative Remedies. The rights, remedies, powers, and privileges provided in this Agreement are cumulative and not exclusive and will be in addition to any and all other rights, remedies, powers, and privileges granted by law, rule, regulation, or instrument.

          24. Subordination. The Lender acknowledges and agrees that the Lender’s rights in and to the Collateral hereunder are subordinate to the rights of the Senior Lender as set forth in that certain Subordination Agreement dated as of the date hereof by and among the Lender and the Senior Lender (the “Subordination Agreement”), which has been approved by the Debtor. In the event of an assignment by Senior Lender to a successor or assignee or Debtor enters into a refinancing with a New Lender, Lender agrees to enter into a new subordination agreement with such lender; provided that the terms and conditions are substantially the same in all material respects, up to the Capped Amount, as entered into as of the date hereof with Senior Lender.

          25. Termination. This Agreement shall terminate automatically upon payment in full of the Obligations.

          26. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the next business day after delivery to Federal Express or similar overnight courier for next day delivery, or (c) on the third (3rd) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the party as follows:

          If to the Lender:

Medtronic, Inc.
710 Medtronic Parkway NE
Minneapolis, MN 55432-5604

With separate copies thereof addressed to:

Attn: General Counsel
Mail Stop LC400
and
Attn: Vice President of Corporate Development
Mail Stop LC270

And with copy to:

Stoel Rives LLP
33 South Sixth Street, Suite 4200
Minneapolis, MN 55402
Attn: Robert A. Kukuljan

If to the Debtor:

Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447
Attn: Greg Fluet, CEO

With copy to:

Lindquist & Vennum LLP
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attn: Charles P. Moorse

          27. Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Hennepin County, Minnesota, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action, or proceeding is improper, or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by such courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action, or proceeding shall be heard and determined in such Delaware state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party in the manner provided in Section 26 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          28. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the Lender hereby knowingly, voluntarily, and intentionally waives its right to a jury trial of any claim or cause of action based upon or arising out of this Agreement or in any of the agreements mentioned herein or in any dealings between them relating to the subject matter of this Agreement. Each party hereto acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

[Signature page follows.]

EXHIBIT 10.3

          IN WITNESS WHEREOF, this Security Agreement has been duly executed by the parties hereto on the day and year first above written.

THE LENDER:	THE DEBTOR:

MEDTRONIC, INC.		UROLOGIX, INC.

By:	/s/ Thomas M. Tefft	By:	/s/ Greg Fluet
Name:	Thomas M. Tefft	Name:	Greg Fluet
Title:	Senior Vice President & President,	Title:	Chief Executive Officer
Neuromodulation

[Signature page to Security Agreement.]